SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): May 24, 2001

VIB Corp

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

333-43021	33-0780371

(Commission File Number)	(IRS Employer I.D. Number)

1498 Main Street, El Centro, California	92243

(Address of principal executive offices)	(Zip Code)

(760) 337-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

      Effective at 5:00 p.m., Pacific Time, on May 24, 2001, Bank of Stockdale, F.S.B. (“BOS”), headquartered in Bakersfield, California, merged with and into Valley Independent Bank (“VIB”), headquartered in El Centro, California, pursuant to the terms of that certain Plan of Reorganization and Agreement of Merger dated March 21, 2001 by and between VIB, BOS, and VIB Corp (the “Registrant”). BOS and VIB are both wholly-owned subsidiaries of the Registrant.

      Effective at 5:00 p.m., Pacific Time, on May 24, 2001, Kings River State Bank (“KRSB”), headquartered in Reedley, California, also merged with and into VIB, pursuant to the terms of that certain Plan of Reorganization and Agreement of Merger dated March 22, 2001 by and between VIB, KRSB, and the Registrant. KRSB is also a wholly-owned subsidiary of the Registrant.

      The Registrant has previously indicated its intention to continue to operate the former KRSB and BOS branches under their current names in order to maintain local market recognition.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements

            Not applicable. The merging parties are wholly-owned subsidiaries of the Registrant.

      (b) Pro Forma Financial Information

            Not applicable. The merging parties are wholly-owned subsidiaries of the Registrant.

      (c) List of Exhibits

2.1	Plan of Reorganization and Agreement of Merger dated March 21, 2001 by and between Valley Independent Bank, Bank of Stockdale, F.S.B., and VIB Corp	(1)

2.2	Plan of Reorganization and Agreement of Merger dated March 22, 2001 by and between Valley Independent Bank, Kings River State Bank and VIB Corp	(2)

(1)	Filed as Exhibit 2.1 to Registrant’s Form 8-K dated March 28, 2001.

(2)	Filed as Exhibit 2.2 to Registrant’s Form 8-K dated March 28, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIB CORP

Date: May 25, 2001	/s/ Harry G. Gooding, III

Harry G. Gooding, III Executive Vice President and Chief Financial Officer